Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, John A. Krier, the Chief Executive Officer and Principal Financial Officer hereby certify, that, to my knowledge:
(1)  The Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the "Report") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2020	By:	/s/ John A. Krier
John A. Krier
President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

Mr. Krier served as Chief Financial Officer and Principal Financial Officer of the Company from March 23, 2020, through to November 6, 2020, at which time Norman Roegner was appointed as the new Chief Financial Officer of the Company.

[A signed original of this written statement required by Section 906 has been provided to Dynatronics Corporation and will be retained by Dynatronics Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]